Exhibit 1.01

Cypress Semiconductor Corporation

Conflict Minerals Report

For The Calendar Year Ended December 31, 2015

This Conflict Minerals Report (the “Report”) for Cypress Semiconductor Corporation (the “Company,” “we,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period from January 1 to December 31, 2015. Rule 13p-1 requires the disclosure of certain information by companies that manufacture or contract to manufacture products that use minerals specified in Rule 13p-1 that are necessary to the functionality or production of these products. These minerals are columbite-tantalite (coltan), cassiterite, wolframite, gold, or their derivatives, which the SEC has limited to tantalum, tin, tungsten and gold (collectively, “3TG”).

Certain products that we manufacture, including integrated circuits, contain 3TG. We do not have direct relationships with the originating mines or smelters of 3TG that are used in our products. Due to the depth of the supply chain, we are far removed from the sources of ore from which 3TG are produced and the smelters/refiners that process the ores. Consequently, we rely on our direct suppliers as well as industry initiatives for source information on 3TG in our products.

For the reporting period from January 1 to December 31, 2015, we conducted reasonable country of origin (RCOI) activities followed by due diligence investigations to determine the source and chain of custody of 3TG that are necessary to the functionality or production of products that we manufactured or contracted to have manufactured.

Company Overview

Cypress delivers high-performance, high-quality solutions at the heart of today’s most advanced embedded systems, from automotive, industrial and networking platforms to highly interactive consumer and mobile devices. With a broad, differentiated product portfolio that includes NOR flash memories, SRAM and F-RAM™, Traveo™ microcontrollers, the industry’s only PSoC® programmable system-on-chip solutions, analog and PMIC power management integrated circuits, CapSense® capacitive touch-sensing controllers, and wireless BLE Bluetooth low-energy and USB connectivity solutions, Cypress is committed to providing its customers worldwide with consistent innovation, best-in-class support and exceptional system value. Cypress serves numerous major markets, including automotive, industrial, communications, consumer, computation, data communications, mobile handsets and military markets. We conducted an analysis of our products and found that 3TG can be found in our products.

Cypress also has the following two majority-owned subsidiaries:

AgigA Tech, Inc. ("AgigA") is an industry pioneer in the development of high-speed, high-density, battery-free non-volatile memory solutions. Its flagship product, AGIGARAM®, merges NAND Flash, DRAM and an ultracapacitor power source into a highly reliable non-volatile memory subsystem, delivering unlimited read/write performance at RAM speeds, while also safely backing up all data when power is interrupted. AgigA conducted an analysis of its products and found that 3TG can be found in its products.

Deca Technologies Inc. (“Deca”) has pioneered a breakthrough approach to wafer level packaging and interconnect technology inspired by SunPower Corporation’s unique solar wafer fabrication methodology. Deca’s initial product offering includes a series of wafer level chip scale packaging (WLCSP) solutions serving semiconductor producers. Deca’s approach enables industry-leading cycle times, flexibility and value for WLCSP, which is one of the semiconductor industry’s fastest growing electronic interconnect technologies. Certain Deca processes contain tin and tungsten.

As required by Rule 13p-1, this Report covers the RCOI, due diligence and related activities of Cypress and its subsidiaries.

Conflict Minerals Program Overview

We are committed to working with our global supply chain to ensure compliance with Rule 13p-1. We have designed our due diligence measures to be in conformity with the internationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Framework”) published by the Organisation for Economic Co-operation and Development (OECD).

OECD Step 1: Establish Strong Management Systems

We are committed to responsible sourcing of 3TG, as outlined in our conflict minerals policy, which is available on our website at http://www.cypress.com/documentation/other-resources/cypress-semiconductor-conflict-mineral-policy. We have established a team consisting of members from the corporate legal team, the corporate social responsibility team and the global supply chain management team.  This team meets regularly to discuss due diligence measures being taken.  We use a third party software application to roll-up all of the suppliers’ final Conflict Free Sourcing Initiative (CFSI) Conflict Minerals Reporting Templates (CMRT) into a Cypress CMRT, which contains all smelters purported to be in our supply chain and the country locations for mines when reported. We have also added conflict minerals requirements to our standard purchasing terms and conditions, which is available on our website at www.cypress.com/terms-conditions, and are a member of the Conflict-Free Sourcing Initiative.

OECD Step 2: Identify and Assess Risks in the Supply Chain

We requested our suppliers to provide their sourcing of 3TG in accordance with current industry reporting formats and approved smelter lists. As we became aware of instances where 3TG in our supply chain had the potential to finance armed groups, as defined in the Rule 13p-1, we worked with our suppliers to find alternate sources that are compliant with CFSI’s conflict-free smelter protocols.

OECD Step 3: Design and Implement a Strategy to Respond to Identified Risks

The due diligence measures we performed are presented under the “Due Diligence Measures Taken” heading below.

OECD Step 4: Carry Out Independent Third-Party Audit of Smelters/Refiners Due Diligence Practices

We support audits of Mineral smelters and refiners conducted by third parties through our membership in the Conflict-Free Smelter Program (CFSI Member Code: 6139).

OECD Step 5: Report Annually on Supply Chain Due Diligence

This Report constitutes our annual report on our 3TG due diligence and is available on our website at www.cypress.com/conflictminerals and is also filed with the U.S. Securities and Exchange Commission.

Reasonable Country of Origin Inquiry (RCOI)

We conducted our reasonable country of origin inquiry for calendar year 2015 by surveying suppliers of direct materials where the nature of the material indicated that those materials were more likely than not to contain 3TG. This primarily involved surveying suppliers of tungsten hexafluoride, tantalum targets and gold and tin bond wires, substrates and lead frames, as well as semiconductor foundries and die assembly subcontractors using these same materials. We also surveyed suppliers of AgigA and of our evaluation boards business, which contain semiconductors that could contain 3TG materials in them. We assessed our industry as well as other industries and confirmed that this approach is consistent with how many peer companies are approaching compliance.

We conducted an RCOI of 100% of those suppliers we identified using the approach described above that supply parts and materials used in the manufacturing process by the semiconductor devices portion of our business, including Deca; we received responses from 95% of these suppliers. We also conducted an RCOI of the ten suppliers that we identified using the approach described above for the remainder of our business and suppliers supplying part and materials used in the manufacturing process by AgigA; we received responses from 80% of these suppliers.

Direct material suppliers were asked to utilize the Electronic Industry Citizenship Coalition/Global e-Sustainability Initiative (EICC/GeSI) Conflict Minerals Reporting Template to report on their usage and sourcing of materials containing 3TG. The EICC/GeSI Conflict Minerals Reporting Template was developed by several of the world’s leading consumer electronics companies and is generally regarded as the most common reporting tool for conflict minerals content and sourcing information. As part of our RCOI and related due diligence on source and chain of custody, we performed the following activities after receiving replies from our direct material suppliers:

•	Conducted follow-up communications concerning the commitments and requirements expected of the Company’s suppliers;

•

Made further inquiries to the Company’s direct suppliers with the goal of improving the Company’s understanding of their supply chains whenever responses appeared inaccurate, incomplete, or suspect; and

•	Reported to senior management on the status of the Company’s conflict minerals compliance program.

Supplier responses were evaluated for plausibility, consistency and gaps, both in terms of which products were stated to contain or not contain 3TG, and the origin of 3TG. We validated the information received from our suppliers, to the extent possible, by reviewing individual supplier responses for inconsistencies, comparing different supplier responses for inconsistencies, and checking the conflict-free status of smelters and refiners on the Conflict-Free Sourcing Initiative’s website.

We followed up with the suppliers surveyed, to the extent possible, on missing and inconsistent information. Additional supplier correspondence was conducted to address the following issues: (i) making implausible statements regarding no presence of 3TG, (ii) failure to complete each question in the EICC-GeSI Template, (iii) failure to identify smelters or refiners, (iv) indicating a sourcing location without complete supporting information from the supply chain, and (v) claims by the supplier that they are a smelter or refiner, but unable to verify as such through further analysis and research.

We believe our RCOI process was reasonably designed and performed in good faith, but there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information.

RCOI Results

We validated declarations on 3TG from an aggregate total of approximately 58 suppliers for Cypress, AgigA and Deca. These validated declarations listed a total of approximately 321 smelters and refiners. Some of these suppliers provided information at a part number level and were able to specifically identify the smelters from which their 3TG were procured. The remainder of our suppliers provided their complete list of smelters, but they were unable to identify the specific smelters from which 3TG used for our products were procured. As many of the declarations we received are company-wide and not product specific, we believe these declarations may include smelters and refiners that do not provide 3TG that are used in our products. Due to the many company-wide declarations and the multiple levels of suppliers in our supply chain we are unable to determine with certainty at this time a complete list of smelters and refiners listed in the validated declarations that actually provide the specific 3TG used in our products. However, we believe the smelters and refiners used for the semiconductor devices portion of our business, including Deca, may include those listed on Exhibit A attached hereto.  In addition, we believe the smelters and refiners used for the remainder of our business, including AgigA, may include those listed on Exhibit B attached hereto.  There are 175 overlapping smelters that are included on both exhibits.

Due Diligence Measures Undertaken

In addition to the measures described above in connection with the Company’s RCOI, the following due diligence measures performed by the Company on source and chain of custody included but were not limited to:

•

Comparing the smelters and refiners identified via the supply-chain surveys against the list of smelter facilities which have received a “conflict free” designation from CFSI or are in the process of being validated on the CFSI list;

•

Communicating the Company’s policy on conflict minerals to direct suppliers with an unsatisfactory response and requesting suppliers to commit to supporting the Company’s policy on preventing the purchase of 3TG that have the potential to finance armed groups in the Covered Countries;

•

Supporting the development and implementation of independent third party audits of smelter/refiner’s sourcing through our policy and procurement practices that encourage suppliers to purchase materials from CFSI audited smelters/refiners; and

•	Completing a third party compliance audit to assess and confirm that the due diligence approach the Company follows is in accordance with the OECD Framework.

Country of Origin

As many of the declarations are company-wide and not product specific, we believe these declarations may include countries of origin for 3TG that may not be used in our products. Due to the many company-wide declarations and the multiple levels of suppliers in our supply chain we are unable to determine with certainty at this time a complete list of which countries of origin listed in the validated declarations actually provide the specific 3TG used in our products. However, the smelters and refiners who have supplied 3TG to us have sold 3TG that originated in the following countries and some of the 3TG from such countries may be included in our products: Australia, Belgium, Bolivia, Brazil, Canada, Chile, China, Columbia, DRC, Ethiopia, Germany, Hong Kong, India, Indonesia, Japan, Kazakhstan, Laos, Malaysia, Mexico, Morocco, Mozambique, Namibia, Nigeria, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Sierra Leone, Spain, South Africa, Switzerland, Taiwan, Thailand, United States, Vietnam, and Zimbabwe.

FORWARD-LOOKING STATEMENTS

Statements relating to due diligence improvements are forward-looking in nature and are based on the Company’s management's current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that may be outside of the Company’s control and which could cause actual results or events to differ materially from those expressed or implied by the statements made herein.

DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise expressly incorporate by reference or otherwise stated herein, any documents, third-party materials or references to websites (including the Company’s) are not incorporated by reference in, or considered to be a part of this Report.

EXHIBIT A

Aida Chemical Industries Co., Ltd.
Allgemeine Gold-und Silberscheideanstalt A.G.
AngloGold Ashanti Córrego do Sítio Mineração
Argor-Heraeus SA
Asahi Pretec Corporation
Asaka Riken Co., Ltd.
Aurubis AG
CCR Refinery - Glencore Canada Corporation
Chimet S.p.A.
Dowa
Eco-System Recycling Co., Ltd.
Heimerle + Meule GmbH
Heraeus Ltd. Hong Kong
Heraeus Precious Metals GmbH & Co. KG
Ishifuku Metal Industry Co., Ltd.
Asahi Refining USA Inc.
Asahi Refining Canada Limited
JX Nippon Mining & Metals Co., Ltd.
Kennecott Utah Copper LLC
Kojima Chemicals Co., Ltd.
LS-NIKKO Copper Inc.
Materion
Matsuda Sangyo Co., Ltd.
Metalor Technologies (Hong Kong) Ltd.
Metalor Technologies (Singapore) Pte., Ltd.
Metalor Technologies SA
Metalor USA Refining Corporation
Mitsubishi Materials Corporation
Mitsui Mining and Smelting Co., Ltd.
Nihon Material Co., Ltd.
Elemetal Refining, LLC
Ohura Precious Metal Industry Co., Ltd.
PAMP SA
Rand Refinery (Pty) Ltd.
Royal Canadian Mint
SEMPSA Joyería Platería SA
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Solar Applied Materials Technology Corp.
Sumitomo Metal Mining Co., Ltd.
Tanaka Kikinzoku Kogyo K.K.

The Refinery of Shandong Gold Mining Co., Ltd.
Tokuriki Honten Co., Ltd.
Umicore SA Business Unit Precious Metals Refining
United Precious Metal Refining, Inc.
Valcambi SA
Western Australian Mint trading as The Perth Mint
Yamamoto Precious Metal Co., Ltd.
Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Republic Metals Corporation
Changsha South Tantalum Niobium Co., Ltd.
Conghua Tantalum and Niobium Smeltry
Duoluoshan
Exotech Inc.
F&X Electro-Materials Ltd.
Guangdong Zhiyuan New Material Co., Ltd.
Hi-Temp Specialty Metals, Inc.
JiuJiang JinXin Nonferrous Metals Co., Ltd.
Jiujiang Tanbre Co., Ltd.
King-Tan Tantalum Industry Ltd.
LSM Brasil S.A.
Metallurgical Products India Pvt., Ltd.
Mineração Taboca S.A.
Mitsui Mining & Smelting
Molycorp Silmet A.S.
Ningxia Orient Tantalum Industry Co., Ltd.
QuantumClean
RFH Tantalum Smeltry Co., Ltd.
Solikamsk Magnesium Works OAO
Taki Chemicals
Telex Metals
Ulba
Zhuzhou Cemented Carbide
Yichun Jin Yang Rare Metal Co., Ltd.
Hengyang King Xing Lifeng New Materials Co., Ltd.
D Block Metals, LLC
FIR Metals & Resource Ltd.
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
XinXing HaoRong Electronic Material Co., Ltd.
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
KEMET Blue Metals
Plansee SE Liezen

H.C. Starck Co., Ltd.
H.C. Starck GmbH Goslar
H.C. Starck GmbH Laufenburg
H.C. Starck Hermsdorf GmbH
H.C. Starck Inc.
H.C. Starck Ltd.
H.C. Starck Smelting GmbH & Co.KG
Plansee SE Reutte
Global Advanced Metals Boyertown
Global Advanced Metals Aizu
KEMET Blue Powder
Tranzact, Inc.
Resind Indústria e Comércio Ltda.
Alpha
Cooper Santa
PT Justindo
PT Aries Kencana Sejahtera
CV Serumpun Sebalai
CV United Smelting
Dowa
EM Vinto
Fenix Metals
Gejiu Non-Ferrous Metal Processing Co. Ltd.
China Tin Group Co., Ltd.
Malaysia Smelting Corporation (MSC)
Mineração Taboca S.A.
Minsur
Mitsubishi Materials Corporation
OMSA
PT Artha Cipta Langgeng
PT Babel Inti Perkasa
PT Bangka Tin Industry
PT Belitung Industri Sejahtera
PT BilliTin Makmur Lestari
PT Bukit Timah
PT DS Jaya Abadi
PT Eunindo Usaha Mandiri
PT Mitra Stania Prima
PT Panca Mega Persada
PT Prima Timah Utama
PT Refined Bangka Tin

PT Sariwiguna Binasentosa
PT Stanindo Inti Perkasa
PT Timah (Persero) Tbk Kundur
PT Timah (Persero) Tbk Mentok
PT Tinindo Inter Nusa
Rui Da Hung
Soft Metais Ltda.
Thaisarco
White Solder Metalurgia e Mineração Ltda.
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Yunnan Tin Company Limited
Magnu's Minerais Metais e Ligas Ltda.
PT Wahana Perkit Jaya
O.M. Manufacturing Philippines, Inc.
PT Inti Stania Prima
Metallo-Chimique N.V
Elmet S.L.U. (Metallo Group)
A.L.M.T. TUNGSTEN Corp.
Kennametal Huntsville
Guangdong Xianglu Tungsten Co., Ltd.
Chongyi Zhangyuan Tungsten Co., Ltd.
Dayu Weiliang Tungsten Co., Ltd.
Fujian Jinxin Tungsten Co., Ltd.
Global Tungsten & Powders Corp.
Hunan Chenzhou Mining Co., Ltd.
Hunan Chunchang Nonferrous Metals Co., Ltd.
Japan New Metals Co., Ltd.
Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Ganzhou Huaxing Tungsten Products Co., Ltd.
Kennametal Fallon
Tejing (Vietnam) Tungsten Co., Ltd.
Vietnam Youngsun Tungsten Industry Co., Ltd.
Wolfram Bergbau und Hütten AG
Xiamen Tungsten Co., Ltd.
Xinhai Rendan Shaoguan Tungsten Co., Ltd.
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Jiangxi Yaosheng Tungsten Co., Ltd.
Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Malipo Haiyu Tungsten Co., Ltd.

Xiamen Tungsten (H.C.) Co., Ltd.
Jiangxi Gan Bei Tungsten Co., Ltd.
Ganzhou Seadragon W & Mo Co., Ltd.
Chenzhou Diamond Tungsten Products Co., Ltd.
Ganxian Shirui New Material Co., Ltd.
Pobedit, JSC
H.C. Starck GmbH
H.C. Starck Smelting GmbH & Co.KG
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Niagara Refining LLC
Hydrometallurg, JSC

EXHIBIT B

Advanced Chemical Company
Aida Chemical Industries Co. Ltd.
Aktyubinsk Copper Company TOO
Al Etihad Gold Refinery DMCC
Allgemeine Gold- und Silberscheideanstalt A.G.
Almalyk Mining and Metallurgical Complex (AMMC)
AngloGold Ashanti Córrego do Sítio Mineração
Argor-Heraeus SA
Asahi Pretec Corp (Asahi Pretec Corp koube koujyo)
Asahi Refining Canada Limited
Asahi Refining USA Inc.
Asaka Riken Co Ltd
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Aurubis AG
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Bauer Walser AG
Boliden AB
C. Hafner GmbH + Co. KG
Caridad
CCR Refinery - Glencore Canada Corporation
Cendres & Métaux SA
Chimet S.p.A.
Chugai Mining
Daejin Indus
DAERYOUNG E&C
Daye Non-Ferrous Metals Mining Ltd.
Do Sung Corporation
Doduco
Dowa
Eco-System Recycling Co., Ltd.
Elemetal Refining, LLC
Faggi Enrico S.p.A.
Fidelity Printers and Refiners Ltd.
FSE Novosibirsk Refinery
Gansu Seemine Material Hi-Tech Co., Ltd.
Geib Refining Corporation
Great Wall Precious Metals Co., Ltd. of CBPM
Guangdong Jinding Gold Limited
Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Hangzhou Fuchunjiang Smelting Co., Ltd.

Heimerle + Meule GmbH
Heraeus Ltd Hong Kong
Heraeus Precious Metals GmbH & Co. KG
Heraeus Zhaoyuan (Changshu) Electronic Material Co., Ltd.
Hunan Chenzhou Mining Co., Ltd.
Hwasung CJ Co. Ltd
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Ishifuku Metal Industry Co., Ltd.
Istanbul Gold Refinery
Japan Mint
JCC
JSC Ekaterinburg Non-Ferrous Metal Processing Plant
JSC Uralelectromed
JX Nippon Mining & Metals Co., Ltd
Kazakhmys Smelting LLC
Kazzinc
Kennecott Utah Copper LLC
KGHM Polska Miedź Spółka Akcyjna
Kojima Chemicals Co. Ltd
Korea Metal
Kyrgyzaltyn JSC
L' azurde Company For Jewelry
Lingbao Gold Company Limited
Lingbao Jinyuan Tonghui Refinery Co., Ltd.
LS-Nikko Copper Inc
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Materion
Matsuda Sangyo Co. Ltd
Metahub Industries Sdn. Bhd.
Metalor - North attleboro/ME
Metalor Technologies (Hong Kong) Ltd
Metalor Technologies (Singapore) Pte. Ltd.
Metalor Technologies (Suzhou) Ltd.
Metalor Technologies SA
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V
Mitsubishi Materials Corporation
Mitsui Mining and Smelting Co., Ltd.
MMTC-PAMP India Pvt., Ltd.
Morris and Watson
Moscow Special Alloys Processing Plant
Nadir Metal Rafineri San. Ve Tic. A.Ş.

Navoi Mining and Metallurgical Combinat
Nihon Material Co. LTD
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Ohura Precious Metal Industry Co., Ltd
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastvetmet)
OJSC Kolyma Refinery
PAMP SA
Penglai Penggang Gold Industry Co., Ltd.
Perth Mint
Prioksky Plant of Non-Ferrous Metals
PT Aneka Tambang (Persero) Tbk
PX Précinox SA
Rand Refinery (Pty) Ltd
Republic Metals Corporation
Royal Canadian Mint
Sabin Metal Corp.
Samduck Precious Metals
SAMWON Metals Corp.
SAXONIA Edelmetalle GmbH
Schone Edelmetaal
SEMPSA Joyeria Plateria SA
Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Shandong Zhaojin Gold & Silver Refinery Co. Ltd
Sichuan Tianze Precious Metals Co., Ltd.
Singway Technology Co., Ltd.
So Accurate Group, Inc.
SOE Shyolkovsky Factory of Secondary Precious Metals
Solar Applied Materials Technology Corp.
Sumitomo Metal Mining Co. Ltd.
T.C.A S.p.A
Tanaka Kikinzoku Kogyo K.K.
The Refinery of Shandong Gold Mining Co. Ltd
Tokuriki Honten Co. Ltd
Tongling Nonferrous Metals Group Co., Ltd.
Torecom
Umicore Brasil Ltda
Umicore Precious Metals Thailand
Umicore SA Business Unit Precious Metals Refining
United Precious Metal Refining, Inc.
Valcambi SA
WIELAND Edelmetalle GmbH

Yamamoto Precious Metal Co., Ltd.
Yokohama Metal Co Ltd
Yunnan Copper Industry Co., Ltd.
Zijin Mining Group Co. Ltd
Avon Specialty Metals Ltd
Cabot Corporation
Changsha South Tantalum Niobium Co., Ltd.
Conghua Tantalum and Niobium Smeltry
D Block Metals, LLC
Duoluoshan
Exotech Inc.
F&X
FIR Metals & Resource Ltd.
Global Advanced Metals Aizu
Guangdong Zhiyuan New Material Co., Ltd.
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch
H.C. Starck Co., Ltd.
H.C. Starck GmbH
H.C. Starck GmbH Laufenburg
H.C. Starck Hermsdorf GmbH
H.C. Starck Inc.
H.C. Starck Ltd.
H.C. Starck Smelting GmbH & Co.KG
Hengyang King Xing Lifeng New Materials Co., Ltd.
Hi-Temp
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
JiuJiang JinXin Nonferrous Metals Co. Ltd.
Jiujiang Tanbre Co., Ltd.
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
KEMET Blue Metals
KEMET Blue Powder
King-Tan Tantalum Industry Ltd.
LSM Brasil S.A.
Metallurgical Products India Pvt., Ltd.
Mineração Taboca S.A.
Mitsui Mining & Smelting
Molycorp Silmet A.S.
Ningxia Orient Tantalum Industry Co., Ltd.
Plansee
Plansee SE Liezen
QuantumClean

Resind Indústria e Comércio Ltda.
RFH
Solikamsk Magnesium Works OAO
Taki Chemicals
Telex
Tranzact, Inc.
Ulba
XinXing HaoRong Electronic Material Co., Ltd.
Yichun Jin Yang Rare Metal Co., Ltd.
Zhuzhou Cement Carbide
Alpha
An Thai Minerals Company Limited
An Vinh Joint Stock Mineral Processing Company
China Tin Group Co., Ltd.
CNMC (Guangxi) PGMA Co. Ltd.
Cooper Santa
CV Ayi Jaya
CV DS Jaya Abadi (PT Stanindo Inti Perkasa)
CV Gita Pesona
CV JusTindo
CV Makmur Jaya
CV Prima Timah Utama
CV Serumpun Sebalai
CV United Smelting
CV Venus Inti Perkasa
Dowa
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC
Elmet S.L.U. (Metallo Group)
EM Vinto
Estanho de Rondônia S.A.
Feinhütte Halsbrücke GmbH
Fenix Metals
Geiju Non-Ferrous Metal Processing Co. Ltd.
Gejiu Kai Meng Industry and Trade LLC
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Gejiu Zi-Li
Huichang Jinshunda Tin Co. Ltd
Jiangxi Ketai Advanced Material Co., Ltd.
Jiangxi Nanshan
Linwu Xianggui Ore Smelting Co., Ltd.
Magnu's Minerais Metais e Ligas LTDA

Malaysia Smelting Corporation (MSC)
Melt Metais e Ligas S/A
Metahub Industries Sdn. Bhd.
Metallic Resources, Inc.
Metallo Chimique
Metallo Chimique
Mineração Taboca S.A.
Minsur
Mistubishi Materials Corporation
Nankang Nanshan Tin Manufactory Co., Ltd
Nghe Tinh Non-Ferrous Metals Joint Stock Company
Novosibirsk Integrated Tin Works
O.M. Manufacturing (Thailand) Co., Ltd.
O.M. Manufacturing Philippines, Inc.
OMSA
Phoenix Metal Ltd.
PT Alam Lestari Kencana
PT Aries Kencana Sejahtera
PT Artha Cipta Langgeng
PT ATD Makmur Mandiri Jaya
PT Babel Inti Perkasa
PT Bangka Kudai Tin
PT Bangka Prima Tin
PT Bangka Putra Karya
PT Bangka Timah Utama Sejahtera
PT Bangka Tin Industry
PT Belitung Industri Sejahtera
PT BilliTin Makmur Lestari
PT Bukit Timah
PT Cipta Persada Mulia
PT DS Jaya Abadi
PT Eunindo Usaha Mandiri
PT Fang Di MulTindo
PT HP Metals Indonesia
PT Inti Stania Prima
PT Karimun Mining
PT Koba Tin
PT Mitra Stania Prima
PT Panca Mega Persada
PT Pelat Timah Nusantara Tbk
PT Refined Bangka Tin

PT Sariwiguna Binasentosa
PT Seirama Tin Investment
PT Sukses Inti Makmur
PT Sumber Jaya Indah
PT Tambang Timah
PT Timah
PT Tinindo Inter Nusa
PT Tirus Putra Mandiri
PT Tommy Utama
PT Wahana Perkit Jaya
PT Yinchendo Mining Industry
Resind Indústria e Comércio Ltda.
Rui Da Hung
Soft Metais Ltda.
Thailand Smelting and Refining Co. Ltd. (Thaisarco)
Tuyen Quang Non-Ferrous Metals Joint Stock Company
VQB Mineral and Trading Group JSC
White Solder Metalurgia
Yunnan Chengfeng
Yunnan Tin Company Limited
A.L.M.T. Corp.
Asia Tungsten Products Vietnam Ltd.
ATI Tungsten Materials
Chaozhou Xianglu Tungsten Industry Co Ltd
Chenzhou Diamond Tungsten Products Co., Ltd.
Chongyi Zhangyuan Tungsten Co Ltd
Dayu Jincheng Tungsten Industry Co., Ltd.
Dayu Weiliang Tungsten Co., Ltd.
Fujian Jinxin Tungsten Co., Ltd.
Ganxian Shirui New Material Co., Ltd.
Ganzhou Huaxing Tungsten Products Co., Ltd.
Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Ganzhou Seadragon W & Mo Co., Ltd.
Ganzhou Yatai Tungsten Co., Ltd.
Global Tungsten & Powders Corp
H.C. Starck GmbH
H.C. Starck Smelting GmbH & Co.KG
Hunan Chenzhou Mining Co., Ltd.
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin

Hunan Chunchang Nonferrous Metals Co., Ltd.
Hydrometallurg, JSC
Japan New Metals Co Ltd
Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Jiangxi Gan Bei Tungsten Co., Ltd.
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Jiangxi Richsea New Materials Co., Ltd.
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
Jiangxi Yaosheng Tungsten Co., Ltd.
Kennametal Fallon
Malipo Haiyu Tungsten Co., Ltd.
Niagara Refining LLC
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Pobedit, JSC
Sanher Tungsten Vietnam Co., Ltd.
Tejing (Vietnam) Tungsten Co Ltd
Vietnam Youngsun Tungsten Industry Co., Ltd.
Wolfram Bergbau und Hütten AG
Wolfram Company CJSC
Xiamen Tungsten (H.C.) Co., Ltd.
Xiamen Tungsten Co Ltd
Xinhai Rendan Shaoguan Tungsten Co., Ltd.
DAERYOUNG E&C
EM Vinto
Suzhou Xingrui Noble
Gannon & Scott
CV DS Jaya Abadi
CV Duta Putra Bangka
Gold Bell Group
Minmetals Ganzhou Tin Co. Ltd.
Ganzhou Grand Sea W & Mo Group Co Ltd
Minmetals Ganzhou Tin Co. Ltd.
Sichuan Metals & Materials Imp & Exp Co
Zhuzhou Cemented Carbide Group Corp Ltd (Zhuzhou Cemented Carbide Works Imp. & Exp. Co.)